Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
StoneX Group Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333‑117544, 333-137992, 333-144719, 333-152461, 333-186704, 333-209912, and 333-231301 on Form S-3 and Nos. 333-108332, 333-142262, 333-196413, 333-197773, 333-216538, and 333-229807 on Form S-8) of StoneX Group Inc. of our reports dated December 14, 2020, with respect to the consolidated balance sheets of StoneX Group Inc. and subsidiaries (the Company) as of September 30, 2020 and 2019, the related consolidated income statements, consolidated statements of comprehensive income, consolidated statements of cash flows, and consolidated statements of stockholders’ equity, for each of the years in the three-year period ended September 30, 2020, and the related notes and financial statement schedule, and the effectiveness of internal control over financial reporting as of September 30, 2020, which reports appear in the September 30, 2020 annual report on Form 10‑K of StoneX Group Inc.
Our report dated December 14, 2020, on the effectiveness of internal control over financial reporting as of September 30, 2020, contains an explanatory paragraph that states management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of September 30, 2020 excluded the futures and options brokerage and clearing business of UOB Bullion and Futures Limited, acquired with effect from October 7, 2019; IFCM Commodities GmbH, acquired with effect from January 2, 2020; Exotix Partners, LLP, acquired with effect from April 1, 2020; GIROXX GmbH, acquired with effect from May 1, 2020; Tellimer Capital Ltd, acquired with effect from June 1, 2020; and Gain Capital Holdings, Inc., acquired with effect from July 30, 2020. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of the futures and options brokerage and clearing business of UOB Bullion and Futures Limited, IFCM Commodities GmbH, Exotix Partners, LLP, GIROXX GmbH, Tellimer Capital Ltd, and Gain Capital Holdings, Inc.
/s/ KPMG LLP
Kansas City, Missouri
December 14, 2020